Exhibit 10.5

Lease agreement

This agreement is entered into this day of January 1, 2008, by and between Heilongjiang Weikang Bio-technology Group Company Inc. (“Party A”) and Harbin Dongfeng Pharmaceutical Corp., ltd (“Party B”).

NOW, in consideration of the principle of equality and mutual benefit, the parties do hereby agree as follows after friendly consultation herein made:

a)
the right to use the technology for manufacturing the royal jelly for the period from January 1, 2008 to June 30, 2010 is offered to Party B by Party A, and Party A will get and 10,000,000 RMB from leasing out the use right of the technology.

b)
Another lease payment will be received from leasing out the workshop for the lease term is 7,500,000 RMB. The period is also from January 1, 2008 to June 30, 2010.(3,000,000RMB per year). The right to use the workshop includes the right of using all of facilities in workshop.

c)	The period is from January 1, 2008 to June 30, 2010.

 Guarantee of Party A
a)
Party A hereby guarantees that the workshop and the right to use the technology for manufacturing the royal jelly are used by Party B, and also guarantees Party B could produce as soon as they use the workshop.

b)	Party A should offer the approval of royal jelly, GMP cert, and related technology materials to Party B.
c)	Party A should train staffs of Party B to guarantee the regular production.
d)	Party A offer the water, electric, and heat in production, and bears the fee.
e)	Party B could use the facilities in other part of factory, when they are available.
f)	Staff of Party B could use the dormitory and ding hall in factory for free.
g)	Party A should not involve the profit made by Party B.
h)	If the Party A could not offer the facilities as mentioned, Party B has the right to terminate the agreement, and the related fee will be paid by Party A.

Guarantee of Party B
a)	Party B should follow the related rules to operate, could not violate the rules.
b)	Party B should not disclose the technology for manufacturing the royal jelly, and could not do any thing for R&D or manufacturing the royal jelly or even the similar products.
c)
Party B should keep the good environment of workshop, and if Party B will change any structure of workshop according to GMP, Party B should get the approval of Party A, and Party B should pay the related fee.

d)	Party B should follow the rules of GMP, and maintain the equipments.
e)	Staff of Party B should follow the administrative rule of Party A, fine is required to be paid for an offense.

f)	Party B should permit Party A produce other products.
g)	If the Party B could not follow the rules as mentioned, Party A has the right to terminate the agreement, and the related fee will be paid by Party B.

Form of payment
a)
In 15 business days after the agreement in effective, 55% of the fee for the right to use the technology hereby should be paid by Party B, the left 45% should by paid in one year. And Party A should offer the technology to Party B in two days when 55% of the fee is paid by Party B.

b)	Party B should pay the fee for workshop for half year before production, and pay again after six months.

Others
a) Matters not mentioned herein shall be settled in an amicable way, or by supplemental agreement, and the supplementary agreement as the integral part of the contract, have the same legal effect
b) In the event of any dispute, claim, question or difference arises with respect to this Agreement or its performance or enforcement, the staff of government of Party A will use their reasonable efforts to attempt to settle such dispute amicably; if the parties cannot resolve the dispute, then it shall be resolved by the government of Party A based on the prevailing arbitration rules.
c) This agreement is in duplicate, Party A, and Party B shall hold one copy each.
d) This agreement shall become effective as of the day when the Party A, and Party B have affixed their signatures on it.

Party A   Heilongjiang Weikang Bio-technology Group Company Inc.(seal)
Party B   Harbin Dongfeng Pharmaceutical Corp., ltd (seal)